Exhibit 5.1

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

March 2, 2021

Lerer Hippeau Acquisition Corp.

100 Crosby Street, Suite 201

New York, NY 10012

Ladies and Gentlemen:

We have acted as counsel to Lerer Hippeau Acquisition Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1, File No. 333-253066 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale by the Company of (a) 20,000,000 shares of Class A common stock (the “Firm Shares”) of the Company, par value $0.0001 per share (“Common Stock”) and (b) up to an additional 3,000,000 shares of Class A common stock that the underwriters will have a right to purchase from the Company to cover over-allotments (the “Option Shares” and, together with the Firm Shares, the “Shares”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 3.2 to the Registration Statement; (ii) the By Laws of the Company that are filed as Exhibit 3.3 to the Registration Statement; (iii) the Registration Statement; (iv) the form of the underwriting agreement proposed to be entered into between the Company and the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement; (v) the Specimen Class A Common Stock Certificate that is filed as Exhibit 4.1 to the Registration Statement; and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In addition, we have assumed that upon sale and delivery of the Shares, the certificates representing such Shares will conform to the specimen thereof filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar or, if uncertificated, valid book-entry notations for the issuance of the Shares will have been duly made in the register of the Company. As to all questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have further assumed that each of the documents identified in clauses (i) through (vi) of the preceding paragraph will be entered into, adopted or filed as appropriate.

March 2, 2021

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP